Exhibit 10.3

SUPPLY AGREEMENT- 16 April 2008

This Supply Agreement (“Agreement”) is effective as of April 15, 2008 (“Effective Date”) and is entered between Titan Tire Corporation, an Illinois corporation with its principal place of business in Des Moines, Iowa (“Titan”) and Deere & Company, a Delaware corporation, with its principal place of business in Moline, Illinois (“Deere”), 3400 80th Street, Moline, Illinois 61265, acting through its affiliates and business units:  John Deere Waterloo Works, 3500 East Donald Street, Waterloo, Iowa;  John Deere Harvester Works, 1100 13th Avenue, East Moline, Illinois;  Industrias John Deere S.A. de C.V., Blvd Diaz Ordaz #500, Garza Garcia, Nuevo Leon, Mexico;  John Deere Ottumwa Works, 928 E. Vine Street; Ottumwa, Iowa;  John Deere Seeding Works, 501 River Drive, Moline, Illinois;  John Deere Commercial Products (Augusta), 700 Horizon South Parkway, Grovetown, Georgia; John Deere Valley City Works, 1725 7th Street SE, Valley City, North Dakota; John Deere Thibodaux, 244 Highway 3266, Thibodaux, Louisiana;  and John Deere Des Moines Work, 825 SW Irvinedale Drive, Ankeny, Iowa.

The above listed business units are individually a “Deere Affiliate” and collectively the “Deere Affiliate.”  The terms of this Agreement shall apply to the purchase of products by any Deere Affiliate unless the Deere Affiliate and Titan agree otherwise, or unless a separate agreement exists between the Deere Affiliate and Titan.  The purchase order will act as a signature of the Deere Affiliate accepting the terms of this Agreement.  Deere shall retain the primary responsibility for administering this Agreement.

By mutual agreement of Deere and Titan, this section may be amended to include other affiliated corporations and business units of Deere.

WHEREAS, Deere wishes to purchase certain Products, as hereinafter defined, manufactured by Titan which will then be incorporated into wholegoods equipment or sold as replacement parts by Deere and its dealers;

WHEREAS, Titan wants to sell Deere the Products that Titan manufactures;

NOW THEREFORE, the parties agree as follows:

1.
PRODUCTS – As used herein, the term “products” shall mean those tires and parts listed on Attachment I, attached hereto and incorporated herein by reference and to any other products which may be added to Attachment 1 by Deere and Titan from time to time by mutual agreement.

2.	PURCHASES
Titan agrees to sell to Deere and Deere agrees to buy from Titan ** listed on Attachment 1, recognizing that this is **. To help with Titan capacity planning, Deere agrees to

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

meet monthly and review ** to meet the overall intent.

3.
TERM – This agreement will commence as of the Effective Date and will continue through April 30, 2011, contingent upon satisfactory performance of contractual terms and conditions by Titan and subject to the provisions of Section 21.  This agreement may be extended for a mutually agreeable period of time by written agreement of both parties; provided that both parties advise one another in writing six months prior to the expiration extended period.  The terms and conditions of this agreement would apply to any extension or renewal.

4.
FORECASTS AND ORDERS – Purchases under this Agreement shall be made against specific written purchase orders submitted by Deere to Titan from time to time during the term of this Agreement.  Any forecast for products provided by Deere shall not be considered orders for Products, shall be used by Titan for general corporate planning purposes only, and may be disregarded by without prior notice to Titan.  Forecast orders do not constitute a contractual obligation on Titan or Deere’s part unless the parties have agreed otherwise in writing.  Deere shall issue a ** firm schedule along with a ** tentative schedule.  The tentative schedule shall be revised monthly and reconfirmed by Deere.  Deere will deliver to Titan orders for Products on order formats utilized by Deere which will specify the quantity of each Product ordered and the date by which the Product must be provided to said Deere facility.  The order shall constitute a binding commitment by Deere to purchase the Products specified therein on the terms and conditions herein.

5.
DELIVERY – Titan shall deliver the Products ordered to the designated Deere facility, or its designee on the delivery date set forth in the order.  Time is of the essence in delivered Product.  If a Product will not be delivered on or before the delivery date specified in the order, Titan must immediately notify the applicable Deere facility that it will not be delivered in a timely manner.

6.
FREIGHT – The Products shall be shipped FOB Titan facilities to designated Deere location and on a carrier designated by Deere.  Deere will be liable for all such transportation expenses.  In the event that a late delivery is Titan’s responsibility, Titan may be liable for expedited freight premiums incurred to meet Deere factory production schedules.

7.
PACKAGING – Titan shall package the Products so that the Products will not be damaged or destroyed in transit.  As to each Product shipment, Titan must include a packing list specifying the Product number(s), the quantity of each Product, the order number, release number, and/or blanket purchase order number, if applicable, and any other information Deere requires.

8.	PRICING – During the term of this Agreement, the price of these products shall be the applicable price set forth in Attachment I, except as otherwise provided

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

herein.  Titan and Deere agree that raw materials impact the cost of tires, and further agree to review **, the published raw material indices for **
with the stated intent to adjust tire prices accordingly.  The ** is as shown in Attachment 2 and additional details regarding pricing mechanisms are listed in Attachment 3.   Upon Deere’s request, Titan will provide all documentation requested relative to any price adjustment.  Titan will provide any price adjustment requests to Deere no later than **.

9.
PAYMENT – Titan will deliver invoices to the Deere facility involved, labeled: Attention:  Accounts Payable or such other address designated by Deere.  The invoice will reference the order number, release number, Product number(s), quantity of each Product, proper price for each Product, total price and any other information requested by Deere.  Payment terms are net thirty (30) days.

10.
QUALITY/DEFECTS – If any Product sold to Deere is defective in material or workmanship, or does not conform to Deere’s specifications/quality requirements, Titan agrees, at its sole cost, to repair or replace the defective Product.

11.
PRODUCT INDEMNITY – Titan agrees to defend, hold harmless and indemnify Deere, its subsidiaries and affiliates, their officers, directors, employees and agents from and against any and all claims, actions, or suits, including costs, expenses, and reasonable attorney fees caused by or arising from any act or omission of Titan relating to design, defective material, or workmanship.  Titan’s obligation hereunder shall not extend to claims whereby the Products acquired by Deere from Titan were modified or altered or misused by Deere, its subsidiaries and affiliates, their officers, directors, employees or agents.  Titan’s obligation hereunder shall not extend to any claims other than those expressly stated.

12.
ENTIRE AGREEMENT – The terms of this agreement will supersede any conflicting or inconsistent terms contained in orders or attachments to this agreement and the terms and conditions of this agreement shall apply to all such orders placed by Deere.

13.	AMENDENTS – This agreement may be amended only by a written document signed by the parties which states that it is intended to amend this agreement.

14.
SEVERABILITY – The invalidity or unenforceability of any term of this agreement shall not affect the validity and enforceability of this agreement or any of its other terms, and this agreement and such other terms shall be construed as though the invalid or unenforceable terms(s) were not included herein.

15.	ASSIGNMENT – Neither party shall assign any rights, delegate any duties or subcontract any work under this Agreement without the other party’s prior written

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

consent and any attempt to do so is void and has no effect.  No assignment shall relieve the assigning party of its obligations under this agreement.

16.	BINDING EFFECT – This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.
NOTICES – All notices required to be given to a party under this Agreement are to be delivered to the following addresses, or any other addresses designated by the parties by notices delivered in accordance with this section:  If to Titan: Titan Tire Corporation, 2345 E. Market Street, Des Moines, IA  50317 and if to Deere:  Deere & Company, 3400 80th Street, Moline, Illinois 61265, Attn: Vice President, Supply Management.

Any notice required or permitted under this Agreement is to be given in writing and is deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; or, (c) deposit with a reputable overnight courier, prepaid for overnight delivery addressed as set forth in this section and upon confirmation of delivery by said courier.

18.	LAW – This agreement shall be governed by and construed in accordance with the internal law of the State of Illinois.

19.
FORCE MAJEURE – Neither party shall be responsible to the other party for any delay in or failure of performance of its obligations under this agreement to the extent attributable to causes beyond its reasonable control, including but not limited to, acts of God, fires, floods, strikes, acts of any government or delays by carriers, provided that the party affected thereby gives the other parties prompt notice of the occurrence of any event which is likely to cause any such delay or failure and of its best estimate of the length of any delay and possibility that it will be unable to resume performance; and provided further that said affected party shall use its best efforts to expeditiously overcome the effects of the event and to resume performance.

20.	TERMINATION.
20.1
 Termination for Default by Either Party.  At any time during the term of this Agreement, should either party default in performing any of its material obligations hereunder, the other party may give written notice of default specifying the details thereof.  If within 60 days (60) days of the receipt of such notice the defaulting party fails to cure the default, the non-defaulting party shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, the non-defaulting party shall have the right to terminate this Agreement in its entirety.  The non-defaulting party shall give

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

the defaulting party thirty (30) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.
20.2
 Termination for Default by Titan.  Notwithstanding the foregoing, if during the term of this Agreement, Titan’s quality performance and/or delivery performances significantly deteriorates, Deere may find Titan in default and give written notice of such default, outlining the default and the basis for Deere’s termination.  If within 60 days after such notice from Deere (the “Cure Period”), Titan has not responded to Deere’s notice of default, Deere may terminate its purchase obligations under this Agreement in whole or in part without further liability.  If during the Cure Period, Titan addresses Deere’s claims of Titan’s default to Deere’s satisfaction, Titan will not be found to be in default under this provision.  Conversely, if during the Cure Period, Titan addresses Deere’s claims of Titan’s default under this provision and said response is unsatisfactory to Deere, Deere reserves the right to terminate its purchase obligations under this Agreement in whole or in part without further liability.  If during this Agreement, Deere does not make its payments according to the terms of this Agreement, Titan may find Deere in default and terminate its obligation in whole or in part without further liability.  The failure of a party at any time to require performance by another party in no way affects its right to require such performance at any time thereafter.  In addition, no waiver by any parts of the breach of any provision hereof shall constitute a waiver of any subsequent breach of the same provision, or any breach of any other provision.

20.3
 Termination for Insolvency.  If either party is adjudicated as bankrupt or files a voluntary petition in bankruptcy, reorganization, readjustment, or rearrangement of its business or affairs, if a receiver is appointed for either party, if either party makes or attempts an assignment for the benefit of creditors, or if either party is unable to meet its obligations in the normal course of business as they fall due then, in accordance with applicable law, the other party shall have the right to terminate this Agreement by giving such financially distressed party thirty (30) days written notice, whereupon this Agreement shall automatically terminate.

20.4	Termination for Force Majeure. If Force Majeure delays delivery of Products past thirty (30) days, Deere may terminate this Agreement in whole or in part without penalty upon written notice to Titan.

21.
REMEDIES CUMULATIVE – Each of the rights and remedies of the parties set forth in this agreement shall be cumulative with all other such rights and remedies, as well as with all rights and remedies of the parties otherwise available at law or in equity.

22.
NO PRESS RELEASE.  Unless required by law or by governmental regulation, it is agreed that no press release, public announcements, confirmation or other information regarding supply orders for the Products under this Agreement, or the fact that negotiations for new products or increased quantities for existing orders

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

are occurring, will be made by Titan without the prior written approval of Deere or by Deere without the prior written approval of Titan.
23.
 PROHIBITION OF USE OF DEERE NAME AND TRADEMARKS.  Titan shall not use the name of Deere & Company, Deere, John Deere, any Affiliates or derivations, trademarks, trade dress, logos or the equivalent thereof in advertising of sales materials or in any other manner whatsoever without prior express written approval of Deere.  Such prohibition includes, without limitation, the following:

(a)	Titan shall not refer to the existence of this Agreement without Deere’s prior express written approval;
(b)	Titan is not allowed to make any statement or representation whatsoever regarding Deere’s opinion of Titan’s company, product or services without Deere’s prior express written approval; and
(c)
If Deere provides express written approval for the use of its name, Deere further reserves the right to revoke the right to use its names at any time.  Titan is allowed to use the name Deere strictly pursuant to meeting Titan’s unilateral disclosure obligations imposed by regulatory bodies.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by duly authorized representatives the day, month and year first above written.

TITAN TIRE CORPORATION	DEERE & COMPANY
/s/ TITAN TIRE CORPORATION	/s/ DEERE & COMPANY

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

Attachment I

**

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

Attachment II

**

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.

Attachment III

**

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.   Such portions are marked by a series of asterisks.